     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 1994
                                                       REGISTRATION NO. 33-52831
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

       PROTECTIVE LIFE
         CORPORATION                  PLC CAPITAL L.L.C.
(Exact name of registrant as     (Exact name of registrant as
  specified in its charter)        specified in its charter)
          DELAWARE                         DELAWARE
(State or other jurisdiction    (State or other jurisdiction of
     of incorporation or        incorporation or organization)
        organization)
         95-2492236                       63-1114346
      (I.R.S. Employer          (I.R.S. Employer Identification
     Identification No.)                     No.)

                           C/O DEBORAH J. LONG, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                                 P.O. BOX 2606
                           BIRMINGHAM, ALABAMA 35202
                                 (205) 879-9230

       (Address, including zip code and telephone number, including area code, of registrants' principal executive offices and agent for service)
                         ------------------------------

                                   COPIES TO:

  MICHAEL W. BLAIR, ESQ.       ALAN J. SINSHEIMER, ESQ.
   DEBEVOISE & PLIMPTON          SULLIVAN & CROMWELL
     875 THIRD AVENUE              125 BROAD STREET
 NEW YORK, NEW YORK 10022      NEW YORK, NEW YORK 10004

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time as determined by market conditions, after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
                           --------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED          PER UNIT       OFFERING PRICE (1)   REGISTRATION FEE
Protective Life Corporation Debt Securities
 (2); Protective Life Corporation Preferred
 Stock; PLC Capital L.L.C. Cumulative
 Monthly Income Preferred Securities;
 Protective Life Corporation Guarantee
 (1)........................................         (3)                 (3)             $175,000,000       $60,345(3)(4)

(1) In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale), if Protective Life Corporation Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by Protective Life Corporation. Such amount represents the maximum aggregate offering price to the public of the securities offered hereby. No separate consideration will be received for any Protective Life Corporation Guarantee.
(2) Includes subordinated debentures which may be issued by Protective Life Corporation to evidence the loan by PLC Capital L.L.C. to Protective Life Corporation of any proceeds from (i) the offer and sale of the PLC Capital L.L.C. Cumulative Monthly Income Preferred Securities and (ii) other capital contributions to PLC Capital L.L.C. No separate consideration will be received for the subordinated debentures.
(3) The aggregate amount to be registered and the aggregate offering price per unit have been omitted pursuant to Securities Act Release No. 6964. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933.
(4) Previously paid in connection with the initial filing of the Registration Statement.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission filing fee.....................  $  60,345
Rating agency fees*...............................................
Fees and expenses of Trustee*.....................................
Blue Sky and legal investment fees and expenses*..................
Printing and engraving expenses engraving*........................
Accountant's fees and expenses*...................................
Legal fees and expenses*..........................................
Miscellaneous expenses*...........................................
                                                                    ---------
    Total.........................................................  $
                                                                    ---------
                                                                    ---------

- ------------------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5 of Article VI of Protective Life's Restated Certificate of Incorporation provides that Protective Life shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective Life or was serving at the request of Protective Life as an officer, director, employee or agent of another corporation, partnership, joint venture, enterprise, or nonprofit entity.

    Protective Life is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective Life) by reason of the fact that such person is or was an officer, employee, agent or director of Protective Life, or is or was serving at the request of Protective Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective Life. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

    Policies of insurance are maintained by Protective Life under which directors and officers of Protective Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective Life's Restated Certificate of Incorporation also provides that no director shall be personally liable to Protective Life or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective Life or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing notation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Protective Life has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective Life and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective Life, Protective Life must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective Life has similar agreements with certain of its executive officers under which Protective Life is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

ITEM 16.  EXHIBITS.

    See the Exhibit Index on page II-8 hereof.

ITEM 17.  UNDERTAKINGS.

    (A)  RULE 415 OFFERING.

    The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective Life pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

    (B) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) RULE 430A OFFERING.

    The undersigned hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by Protective Life pursuant to Rule 424(b) (1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (D) ACCELERATION OF EFFECTIVENESS.

    Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Protective Life of expenses incurred or paid by a director, officer or controlling person of Protective Life in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PROTECTIVE LIFE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON MARCH 25, 1994.

                                          PROTECTIVE LIFE CORPORATION
                                          (Registrant)

                                          By:       /S/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                                President and Chief Executive
                                                         Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PLC CAPITAL L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON MARCH 25, 1994.

                                          PLC CAPITAL L.L.C.
                                          (Registrant)

                                          By PROTECTIVE LIFE CORPORATION
                                             as Managing Member

                                          By:       /S/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                                President and Chief Executive
                                                         Officer

    PURSUANT   TO  THE  REQUIREMENTS  OF  THE   SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH PROTECTIVE LIFE CORPORATION AND THE MANAGING MEMBER INDICATED:

                 SIGNATURES                                  TITLE                              DATE
- ---------------------------------------------  ----------------------------------  ------------------------------
           /s/ DRAYTON NABERS, JR.             President and Chief Executive
     ----------------------------------         Officer (Principal Executive               March 25, 1994
             Drayton Nabers, Jr.                Officer) and Director
              /s/ JOHN D. JOHNS                Executive Vice President and Chief
     ----------------------------------         Financial Officer (Principal               March 25, 1994
                John D. Johns                   Financial Officer)
             /s/ JERRY W. DEFOOR               Vice President and Controller and
     ----------------------------------         Chief Accounting Officer                   March 25, 1994
               Jerry W. DeFoor                  (Principal Accounting Officer)
         /s/ WILLIAM J. RUSHTON III
     ----------------------------------        Chairman of the Board and Director          March 25, 1994
           William J. Rushton III
                              *
     ----------------------------------        Director
                John W. Woods
                              *
     ----------------------------------        Director
           Crawford T. Johnson III
                              *
     ----------------------------------        Director
          William J. Cabaniss, Jr.
                              *
     ----------------------------------        Director
                H.G. Pattillo
                              *
     ----------------------------------        Director
              Edward L. Addison
                              *
     ----------------------------------        Director
            John J. McMahon, Jr.
                              *
     ----------------------------------        Director
                A.W. Dahlberg
                              *
     ----------------------------------        Director
             John W. Rouse, Jr.
                              *
     ----------------------------------        Director
               Robert T. David
     ----------------------------------        Director
            Ronald L. Kuehn, Jr.
                              *
     ----------------------------------        Director
             Herbert A. Sklenar
        *By       /s/ DEBORAH J. LONG
          ---------------------------
                Deborah J. Long
                Attorney-in-Fact
                 March 25, 1994

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PROTECTIVE LIFE CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON MARCH 28, 1994.

                                          PROTECTIVE LIFE CORPORATION
                                          (Registrant)

                                          By:       /S/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                                President and Chief Executive
                                                         Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, PLC CAPITAL L.L.C. CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON MARCH 28, 1994.

                                          PLC CAPITAL L.L.C.
                                          (Registrant)

                                          By PROTECTIVE LIFE CORPORATION
                                             as Managing Member

                                          By:       /S/ DRAYTON NABERS, JR.
                                          --------------------------------------
                                                     Drayton Nabers, Jr.
                                                President and Chief Executive
                                                         Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES WITH PROTECTIVE LIFE CORPORATION AND THE MANAGING MEMBER
INDICATED:

                 SIGNATURES                                  TITLE                              DATE
- ---------------------------------------------  ----------------------------------  ------------------------------
           /s/ DRAYTON NABERS, JR.             President and Chief Executive
     ----------------------------------         Officer (Principal Executive               March 28, 1994
             Drayton Nabers, Jr.                Officer) and Director
              /s/ JOHN D. JOHNS                Executive Vice President and Chief
     ----------------------------------         Financial Officer (Principal               March 28, 1994
                John D. Johns                   Financial Officer)
             /s/ JERRY W. DEFOOR               Vice President and Controller and
     ----------------------------------         Chief Accounting Officer                   March 28, 1994
               Jerry W. DeFoor                  (Principal Accounting Officer)
                      *
     ----------------------------------        Chairman of the Board and Director
           William J. Rushton III
                              *
     ----------------------------------        Director
                John W. Woods
                              *
     ----------------------------------        Director
           Crawford T. Johnson III
                              *
     ----------------------------------        Director
          William J. Cabaniss, Jr.
                              *
     ----------------------------------        Director
                H.G. Pattillo
                              *
     ----------------------------------        Director
              Edward L. Addison
                              *
     ----------------------------------        Director
            John J. McMahon, Jr.
                              *
     ----------------------------------        Director
                A.W. Dahlberg
                              *
     ----------------------------------        Director
             John W. Rouse, Jr.
                              *
     ----------------------------------        Director
               Robert T. David
     ----------------------------------        Director
            Ronald L. Kuehn, Jr.
                              *
     ----------------------------------        Director
             Herbert A. Sklenar
        *By       /s/ DEBORAH J. LONG
          ---------------------------
                Deborah J. Long
                Attorney-in-Fact
                 March 28, 1994

                                 EXHIBIT INDEX

  EXHIBIT                                                                                                             PAGE
  NUMBER                                                 DESCRIPTION                                                   NO.
- -----------  ----------------------------------------------------------------------------------------------------     -----
 *1(a)       Form of Underwriting Agreement -- Debt Securities
 *1(b)       Form of Underwriting Agreement -- Preferred Stock
 *1(c)       Form of Underwriting Agreement -- Preferred Securities
**4(a)       1985 Restated Certificate of Incorporation of Protective Life Corporation (incorporated by reference to Exhibit 3(a) to Protective Life Corporation's Form 10-K Annual Report for the year ended
              December 31, 1993).................................................................................
**4(a)(1)    Certificate of Amendment of 1985 Restated Certificate of Incorporation of Protective Life
              Corporation (incorporated by reference to Exhibit 3(a)(1) to Protective Life Corporation's Form
              10-K Annual Report for the year ended December 31, 1993)...........................................
**4(a)(2)    Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective Life
              Corporation filed with the Secretary of State of Delaware on July 14, 1987 (incorporated by reference to Exhibit A to Protective Life Corporation's Form 8-K Report filed July 15, 1987).......
**4(a)(3)    Certificate of Correction of Certificate of Designation of Junior
              Participating Cumulative Preferred Stock of the Company filed with the Secretary of State of
              Delaware on July 27, 1987 (incorporated by reference to Exhibit 3(a)(4) to Protective Life
              Corporation's Form 10-K Annual Report for the year ended December 31, 1987)........................
**4(b)       Amended By-Laws of Protective Life Corporation, as amended (incorporated by reference to Exhibit B to Protective Life Corporation's Form 8-K Report, filed May 18, 1983)..............................
**4(c)       Certificate of Formation of PLC Capital L.L.C.......................................................
**4(d)       Limited Liability Company Agreement of PLC Capital L.L.C............................................
 *4(e)       Form of Indenture, dated as of          , 1994, between Protective Life Corporation and The Bank of
              New York, as Trustee...............................................................................
 *4(f)       Form of Subordinated Indenture, dated as of          , 1994, between Protective Life Corporation and
              AmSouth Bank NA, as Trustee........................................................................
 *4(g)       Form of Payment and Guarantee Agreement between Protective Life Corporation and PLC Capital
              L.L.C..............................................................................................
 *5(a)       Opinion of Debevoise & Plimpton, counsel to Protective Life Corporation and PLC Capital L.L.C., as
              to legality of the Debt Securities, the Preferred Stock and the Guarantee..........................
 *5(b)       Opinion of Richards, Layton & Finger, special Delaware counsel to Protective Life Corporation, as to legality of the Cumulative Monthly Income Preferred Securities.....................................
 *8(a)       Opinion of Debevoise & Plimpton, as to United States tax matters....................................
**12(a)      Computation of Ratio of Earnings to Fixed Charges...................................................
**23(a)      Consent of Coopers & Lybrand........................................................................
**23(b)      Consent of KPMG Peat Marwick........................................................................
 *23(c)      Consent of Debevoise & Plimpton (included in Exhibits 5(a) and 8(a))................................
 *23(d)      Consent of Richards, Layton & Finger (included in Exhibit 5(b)).....................................
**24(c)      Power of Attorney of Board of Directors.............................................................
**25(a)      Statement of Eligibility of Trustee on Form T-1 (The Bank of New York)..............................
**25(b)      Statement of Eligibility of Trustee on Form T-1 (AmSouth Bank NA)...................................

- ------------------------
 *  To be filed by amendment.
** Included in the Registration Statement as originally filed on March 25, 1994.